JeffBanks, Inc.



Dear JeffBanks Shareholder:


On September 15, 1999, Hudson United Bancorp announced that it had entered into an agreement to merge with Dime Bancorp, Inc. In light of that development, it is necessary to adjourn our October 1 special shareholders meeting to vote on the Hudson United - JeffBanks merger before conducting any business at the meeting. The adjournment will permit us to prepare and send you a supplement to the proxy statement-prospectus, and will give you the opportunity to consider that information before you finally determine how you wish to vote. As soon as possible, a date to reconvene the meeting will be set and supplemental proxy materials will be sent to you. We thank you for your patience and support.


                                  Very truly yours,



                                  BETSY Z. COHEN
                                  Chairman and
                                  Chief Executive Officer


              1845 Walnut St., 10th Floor, Philadelphia, PA 19103
                         215.861.7000/FAX 215.861.7189